Exhibit 10.17
enCore Energy Corp.

2024 Long term Incentive Plan
FORM OF NONQUALIFIED Stock Option Award Agreement

As reflected in the Award Schedule enclosed herewith, enCore Energy Corp. (the “Company”) has granted the participant named on the Award Schedule (the “Participant”) an option (the “Option”) under its 2024 Long Term Incentive Plan (the “Plan”) to purchase the number shares of Stock of the Company (the “Shares”) at the purchase price per Share stated on the Award Schedule (the “Exercise Price”). Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the meanings set forth in the Plan. The terms of the Option as specified in the Award Schedule and this Agreement constitute the Participant’s Award Agreement under the Plan.

The general terms and conditions applicable to Participant’s Option are as follows:

1.Kind of Option. This Option is a Nonqualified Stock Option, which is not intended to meet the requirements of an Incentive Stock Option.

2.Vesting of the Option. Subject to the terms and conditions of the Plan and this Stock Option Award Agreement (the “Agreement”), Participant’s Option will be exercisable with respect to Shares that have or will become vested in accordance with the schedule set forth in the Award Schedule. Notwithstanding anything herein to the contrary, no portion of the Option shall become exercisable prior to the date on which a registration statement on Form S-8 with respect to the Shares has been filed. The treatment of Participant’s Option upon various termination events is set forth in Section 5 below.

3.Term. The Grant Date shall be the date listed on the Award Schedule. Participant’s Option will expire at 5:00 p.m. local time in Vancouver, British Columbia on the date that is five (5) years after the Grant Date (the “Expiration Date”). Notwithstanding the foregoing, Participant’s Option will expire earlier if Participant’s service terminates, as described below.

4.Exercise of Option. Participant may generally exercise the vested portion of the Option for whole Shares at any time during its term. In order to exercise the Option, the Participant shall submit a notice of their intent to exercise, in the form approved by the Committee, together with a method of cash payment as approved by the Committee in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which the Option is being exercised; provided, however, if approved by the Committee, Participant may also be eligible to exercise the Option by Net Exercise, Cashless Exercise or another approved procedure. Shares shall then be issued by the Company and a Share certificate delivered to the Participant (or, if the Shares are not certificated, the Participant’s name as record owner of the Shares shall be reflected in the books and records of the Company); provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

5.Impact of Participant’s Termination of Continuous Service on Vesting and Exercisability. Upon termination of the Participant’s continuous service with the Company, the Participant’s right to exercise the Option will be subject to the following rules:
(a)Impact on Vesting.
(i)Termination due to Death. In the event that the Participant’s service is terminated by reason of the Participant’s death, any portion of the Option held by the Participant that is not then vested and exercisable shall immediately accelerate and become vested and exercisable in accordance with Section 5(b)(i).
(ii)Any Other Termination. In the event that the Participant’s service terminates for any reason other than as provided in Section 5(a)(i), any portion of the Option held by the Participant that is not then vested and exercisable shall terminate and be cancelled immediately upon such termination of service.
(b)Impact on Exercisability.
(i)Termination due to Death. In the event that the Participant’s service is terminated by reason of the Participant’s death, any then-vested portion of the Option may be exercised by the Participant or the Participant’s beneficiary (as designated in accordance with the Plan) at any time during the one (1) year period following the Participant’s termination of service or the Expiration Date of the Option, whichever period is shorter. In either case, the Option shall terminate immediately thereafter. The Participant’s beneficiary (as designated in accordance with the Plan) may make a claim for their entitlement to any portion of the deceased Participant’s outstanding Option, provided such claim must be made to the Company within one (1) year of the Participant’s death.
(ii)Ceasing to Hold Office. In the event that the Participant ceases to be a director of the Company other than by reason of death, any then-vested portion of the Option may be exercised by the Participant at any time during the ninety (90) day period following the date the Participant ceases to be a director of the Company or the Expiration Date, whichever is shorter. The Option shall terminate immediately thereafter. Notwithstanding the foregoing, if the Participant ceases to be a director of the Company but continues to be engaged by the Company or one of its Affiliates as an employee or a consultant, the Expiration Date shall remain unchanged, except as otherwise contemplated under this Agreement or the Plan.
(iii)Termination for Cause. If Participant ceases to be a director of the Company, or if after becoming an employee or consultant, ceases to be an employee or consultant of the Company or one of its Affiliates, as a result of any of the following applicable occurrences, the Participant’s Option will cease being exercisable as of the Participant’s service termination date: (A) the Participant ceasing to meet the qualifications set forth in the Business Corporations Act (British Columbia); (B) a resolution having been passed by the stockholders of the Company pursuant to the Business Corporations Act (British Columbia) removing the director as such (or the termination for cause of an Employee or, in the case of a Consultant, a breach of contract); or (C) by order of the British Columbia Registrar of Companies, British Columbia Securities Commission, any exchange or quotation system on which the Shares are listed or any other regulatory body having jurisdiction to so order.
(iv)Other Termination of Service. In the event that the Participant’s service terminates for any reason other than those set forth in Sections 5(b)(i) through (iii), any then-vested portion of the Option may be exercised by the Participant at any time during the ninety (90) day period following the Participant’s termination of service or the Expiration Date of the Option, whichever period is shorter. The Option shall terminate immediately thereafter.

6.Tax Consequences. The Participant agrees to determine and be responsible for all tax consequences to the Participant with respect to the Option.

7.Nontransferability of Awards. The Option granted hereunder may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to the Option granted to the Participant hereunder shall be exercisable during his or her lifetime only by such Participant. Following the Participant’s death, all rights with respect to the Option that were exercisable at the time of the Participant’s death and have not terminated shall be exercised by his or her designated beneficiary, his or her estate, subject to the terms of the Plan.

8.Adjustments. The Shares subject to the Option may be adjusted in any manner as contemplated by Section 8 of the Plan.

9.No Liability for Taxes. As a condition to accepting the Option, you hereby (a) agree to not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from the Option or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the Option and have either done so or knowingly and voluntarily declined to do so.

10.Requirements of Law. The issuance of Shares pursuant to the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. No Shares shall be issued upon exercise of any portion of the Option granted hereunder, if such exercise would result in a violation of applicable law, including the U.S. federal securities laws and any applicable state or foreign securities laws.

11.No Guarantee of Service. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or an Affiliate thereof, the Board or its stockholders to terminate the Participant’s service at any time or confer upon the Participant any right to continued service.

12.No Rights as Stockholder. The Participant will not have any of the rights of a stockholder with respect to any Shares unless and until the Company has issued or transferred such Shares to the Participant after the exercise of the Option. As a condition to the Company’s obligation to issue or transfer Shares to the Participant after the exercise of the Option, the Participant shall have paid in full for the Shares as to which he or she exercised the Option.

13.Interpretation; Construction. Any determination or interpretation by the Committee under or pursuant to this Agreement shall be final and conclusive on all persons affected hereby. Except as otherwise expressly provided in the Plan, in the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan shall control.

14.Amendments. The Committee may, in its sole discretion, at any time and from time to time, alter or amend this Agreement and the terms and conditions of the unvested portion of any Option (but not any vested portion of an Option) in whole or in part, including without limitation, amending the criteria for vesting set forth in the Award Schedule and Section 2 hereof, substituting alternative vesting and exercisability criteria and imposing certain blackout periods on Options; provided that such alteration, amendment, suspension or termination shall not adversely alter or impair the rights of the Participant under the Option without the Participant’s consent. The Company shall give written notice to the Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. This Agreement may also be amended by a writing signed by both the Company and the Participant.

15.Erroneously Awarded Compensation. Notwithstanding any provision in the Plan or in this Agreement to the contrary, this Award shall be subject to any compensation recovery and/or recoupment policy that may be adopted and amended from time to time by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices.

16.Miscellaneous.
(a)Notices. All notices, requests, demands, letters, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, mailed, certified or registered mail with postage prepaid, sent by next-day or overnight mail or delivery, or sent by fax, as follows:
(i)If to the Company:
enCore Energy Corp.
5950 Berkshire Lane, Suite 210
Dallas, TX 75225
Attention: Robert Willette

(i)If to the Participant, to the Participant’s last known home address, or to such other person or address as any party shall specify by notice in writing to the Company. All such notices, requests, demands, letters, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(a)Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.
(b)No Guarantee of Future Awards. This Agreement does not guarantee the Participant the right to or expectation of future Awards under the Plan or any future plan adopted by the Company.
(c)Waiver. No waiver of any of any provision of this Agreement will constitute or be deemed to constitute a waiver of any other provision of this Agreement, nor will any such waiver constitute a continuing wavier unless otherwise expressly provided.
(d)Entire Agreement. This Agreement, together with the Plan, constitutes the entire obligation of the parties with respect to the subject matter of this Agreement and supersedes any prior written or oral expressions of intent or understanding with respect to such subject matter. Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the meanings set forth in the Plan.
(e)Code Section 409A Compliance. This Option is intended to be exempt from the requirements of Code Section 409A and this Agreement shall be interpreted accordingly. To the extent that the Committee determines that any portion of the Option granted under this Agreement is subject to Code Section 409A and fails to comply with the requirements of Code Section 409A, notwithstanding anything to the contrary contained in the Plan or in this Agreement, the Committee reserves the right to amend, restructure, terminate or replace such portion of the Option in order to cause such portion of the Option to either not be subject to Code Section 409A or to comply with the applicable provisions of such section.
(f)Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Delaware, without giving effect to principles of conflicts of law of such state.
(g)Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The facsimile, email or other electronically delivered signatures of the parties shall be deemed to constitute original signatures, and facsimile or electronic copies hereof shall be deemed to constitute duplicate originals. Electronic Acceptance and Delivery. If the Participant does not take action to decline their Award within thirty (30) days following the Grant Date (the “Acceptance Deadline”), the Participant will automatically be deemed to have accepted the Award and the terms and conditions set forth in this

Agreement and the Plan. By executing this Agreement, the Participant hereby consents to the delivery of information (including information required to be delivered to the Participant pursuant to applicable securities laws) regarding the Company, the Plan, the Options and the Shares via Company web site or other electronic delivery. Acceptance. The Participant hereby acknowledges receipt of a copy of the Award Schedule, the Plan, and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Option subject to all of the terms and conditions thereof. The Participant acknowledges that there may be adverse tax consequences upon the vesting or exercise of the Option or disposition of the Shares received upon exercise of the Option and that the Participant has been advised to consult a tax advisor prior to such vesting, exercise or disposition.

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ENCORE ENERGY CORP.By:

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